UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2017

Waste Connections, Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	1-34370	94-1202763
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

610 Applewood Crescent, 2nd Floor

Vaughan

Ontario L4K 0E3

Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 532-7510

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

As a result of a review of the audit services provided to Waste Connections, Inc., a corporation organized under the laws of Ontario, Canada (the “Company”), and a proposal process with several qualified audit firms, including PricewaterhouseCoopers LLP (“PwC”), undertaken by the Audit Committee of the Board of Directors (the “Audit Committee”) of the Company, the Company requested, as recommended and approved by the Audit Committee, that PwC resign as its independent registered public accounting firm. This request is considered a dismissal (within the meaning ascribed to such term in Item 304 of Regulation S-K) pursuant to which, effective March 24, 2017 (the “Effective Date”), PwC ceased to be the Company's independent registered public accounting firm.

The reports of PwC on the financial statements of the Company for the fiscal years ended December 31, 2016 and of Waste Connections US, Inc., a Delaware corporation (f/k/a Waste Connections, Inc.) (“Old Waste Connections”) for the fiscal year ended December 31, 2015 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During such fiscal years, and the subsequent interim period through March 24, 2017, (i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their reports on the financial statements for such fiscal years, and (ii) there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except as follows. As disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, the Company did not maintain effective controls over the valuation of certain assets in the application of the acquisition method of accounting for business combinations. Specifically, the Company’s review procedures over the development and application of inputs, assumptions, and calculations used in fair value measurements associated with business combinations did not operate at an appropriate level of precision commensurate with the Company’s financial reporting requirements. The Audit Committee has discussed the material weakness with PwC and management and has authorized PwC to respond fully to the inquiries of Grant Thornton LLP (“Grant Thornton”), the successor auditor.

The Company has provided PwC with a copy of the disclosures required by Item 304(a) of Regulation S-K contained in this Current Report on Form 8-K (this “Form 8-K”), and has requested that PwC furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether PwC agrees with the statements made by the Company in this Form 8-K and, if not, stating the respects in which it does not agree. A copy of PwC’s letter, dated March 29, 2017, is filed as Exhibit 16.1 to this Form 8-K.

Also, on March 24, 2017, upon of the recommendation of the Audit Committee, the Board of Directors approved the engagement of Grant Thornton as its new independent registered public accounting firm.

During the fiscal years ended December 31, 2016 and 2015 of the Company and Old Waste Connections, respectively, and the subsequent interim period through March 24, 2017, neither the Company nor Old Waste Connections has consulted with Grant Thornton on any matter that (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s or Old Waste Connections’ financial statements, as applicable, in each case where a written report was provided or oral advice was provided that Grant Thornton concluded was an important factor considered by the Company or Old Waste Connections, as applicable, in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

16.1	Letter, dated March 29, 2017, from PricewaterhouseCoopers, LLP addressed to the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waste Connections, Inc.

By:	/s/ Worthing F. Jackman
Worthing F. Jackman
Executive Vice President and Chief Financial Officer

Date: March 29, 2017

EXHIBIT INDEX

Number	Description

16.1	Letter, dated March 29, 2017, from PricewaterhouseCoopers, LLP addressed to the U.S. Securities and Exchange Commission.